Exhibit 99.1

            Renhuang Pharmaceuticals Completes Acquisition
                of Herbal Medicine Extraction Company

                  Doubles Herbal Extracting Capacity
                 and Reduces Overall Production Cost


    HARBIN, China--(BUSINESS WIRE)--March 5, 2007--Renhuang Pharmaceuticals, Inc. (or "the Company", Stock symbol: RHGP.OB), a leading provider of natural health care products in the People's Republic of China (PRC), today announced it completed the transaction to acquire the Qingyang Herbal Extracting Factory from Yerui Pharmaceutical Co. Ltd. On February 26, 2007, the Company announced the signing of the letter of intent for this acquisition. The Qingyang Herbal Extracting Factory, located in Yanshou Township, Harbin, China, is a manufacturing facility that processes raw herbal plants into extracts - the intermediate material for Chinese herbal medicine finished products. This acquisition is consistent with Renhuang's strategy of expanding its herbal extracting capabilities, which will position the Company well for further growth.

    The acquired facility is capable of processing approximately 18,000 tons of herbal raw materials into extracts, doubling the Company's current herbal extraction capacity. The factory is located in proximity of herbal planting farms, allowing easy access to herbal raw materials, including Acanthopanax for making Siberian Ginseng derived products, Isatis for making Ban Lan Gen, and Schisandra chinensis for making other traditional herbal medicines.

    Mr. Li, Shaoming, chairman and chief executive officer of Renhuang, commented on the acquisition, "Under the current government policies that encourage consolidation activities in the pharmaceutical industry in China, acquiring an existing and operationally experienced factory is far less costly and far more expeditious than building a new factory. This acquisition allows us to expand our herbal extraction capabilities quickly with substantially less investments to cope with the fast growth in our business. The addition of the Qingyang Herbal Extracting Factory is also expected to significantly lower our overall production cost by providing better integration between our raw material processing and finished products manufacturing as well as other operating synergies."

    Renhuang Pharmaceuticals will immediately begin the process of integrating the newly acquired extraction factory into its existing manufacturing facility. The Company will introduce its best practices and technologies to the new facility and consider additional investments to upgrade or replace machinery and equipment in order to improve efficiency and reduce operating costs. Given that this is an asset-only acquisition, approximately 100 staff including management personnel, technical personnel, and factory workers will need to be hired gradually and trained to operate the facility in order to bring the factory to full production.

    "Our management team has a proven track record in successfully identifying and executing cost efficient acquisitions. One example is Dongfanghong Pharmaceutical Co. (DFH) that the Company acquired in 2003 from the local government for approximately $800,000. DFH controls 70% of all wild Acanthopanax resources in China and also owns an herbal extraction plant that processes raw Acanthopanax. One year after the acquisition in 2004, we were able to generate $3.75 million in revenues from the sales of Acanthopanax-based products by utilizing DFH's production capabilities. In fiscal year 2006 from November 1, 2005 to October 31, 2006, the plant generated $16.1 million in revenue, a 329% increase over the previous year. The Acanthopanax derived products from the DFH plant have become the core product line of Renhuang - a major contributor to the Company's total earnings and representing more than 50% of total annual revenues," Mr. Li, Shaoming noted.

    Under the terms of the agreement, Renhuang acquired the facility for RMB 3,735,000 in cash (approximately USD $500,000) including assumed bank loan and interest of RMB 1,320,000. The Company has already made a cash payment of RMB 2,415,000 to the seller. The RMB 1,320,000 bank loan and interest are expected to be repaid directly to the bank within 3 months and the Company is negotiating with the bank to that effect.

    Mr. Li continued, "We have been looking for opportunities to expand our extraction capabilities in order to build a solid foundation to become the largest manufacturing, R&D, and supply base, providing standardized extracts and ingredients for our own various herbal nutraceuticals and natural medicinal products as well as for other third-party manufacturers. Given its convenient location that suits our long-term growth strategy, the Qingyang Herbal Extracting Factory came to our attention and we were able to acquire it at what we consider an attractive price. Based on our successful acquisition experience, we believe the new assets will significantly contribute to the profitable growth of our business."

    About Renhuang Pharmaceuticals, Inc.:

    Renhuang Pharmaceuticals is a leading bio-pharmaceutical company located in Harbin in the Heilongjiang Province in Northeast China. Renhuang is primarily engaged in the research, production, and sales of bio-pharmaceutical products in Mainland China. The Company's main products are Siberian ginseng, shark liver oil and several other traditional medical products. It is estimated that 70% of China's natural supply of Siberian Ginseng is currently controlled by the Company.

    The company also anticipates approval within six to nine months by State Food and Drug Administration ("SFDA") for up to five of its new Monoclonal Antibody Reagent Box series products. These products are 60% more reliable than those from its competitors and also adhere to "Good Manufacturing Practices", or "GMP". Moreover, the company is in the process of building its own immune system research and development function. Overall, the company is able to achieve significant cost savings compared to most of its competitors, who purchase their raw materials from third parties.

    Over 2000 sales agents are employed in seventy sales centers across twenty-four districts and cover over 50% of the greater China area and 80% of its population, including the most populous and developed Eastern China. The Company employs over 50 people in its R&D department, a number of which are well recognized and respected pharmaceutical professors and research scientists from National Navy Pharmaceutical Research Center, Beijing Ellionbio Research Center and other well known institutions. State of the art research and production facilities using the latest technologies are currently used by the Company's scientists to develop new and innovative areas, including antiseptic and immune system products and Diagnostic kits. RHGP-G

    Safe Harbor Statement

    This press release contains certain statements that may include 'forward-looking statements' as defined in the Securities Act of 1933, and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.


    CONTACT: Christensen
             Christy Shue, 917-576-2209
             cshue@ChristensenIR.com
             or
             In China:
             Renhuang Pharmaceuticals Inc
             Gina Gao, 0086-451-57620378
             Fax: 0086-451-57606414
             gs@renhuang.com